UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 21, 1996


                                ROYAL GRIP, INC.
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             (Exact name of registrant as specified in its charter)



    Nevada                             0-22230               86-0615648
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(State or other jurisdiction           (Commission           (IRS Employer
of incorporation)                      File Number)          Identification No.)



 444 West Geneva Drive                       Tempe, Arizona             85282
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   (602) 829-9000
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Item 5.                    Other Events.
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The Company  announced a manufacturing and supply agreement with Acushnet Rubber
Company, Inc. under which Acushnet will become the Company's exclusive supplier of non-cord grips, with the intent to become the exclusive supplier of the Company's cord grips as well. In addition, Acushnet is acquiring the Company's grip manufacturing equipment pursuant to a capital lease agreement. A press release describing the transaction is attached.

In connection with this agreement, the Company incurred significant transaction related expenses, including stock options granted to Acushnet, severence costs, and professional fees, which would have caused the Company to be in default of the tangible net worth, working capital, and current ratio covenants under its existing line of credit. The Company has received a letter from its principal current lender waiving such defaults under the existing line of credit through February 28, 1997. The Company is in the process of refinancing such indebtedness.


Item 7.                    Financial Statements and Exhibits.
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Exhibit No.                Description
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    1                      Press Release

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ROYAL GRIP, INC.


Dated: January 6, 1997                    By:    /s/   Tom Schneider
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                                                       Tom Schneider

                                          Its:   Vice President - Finance
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